Exhibit 99.2

Notice of Guaranteed Delivery

for Shares of Common Stock of

THE PROCTER & GAMBLE COMPANY

Offer to Exchange

All Shares of Common Stock of

THE WIMBLE COMPANY

which are owned by The Procter & Gamble Company

and will be converted into the right to receive Shares of Common Stock of

DIAMOND FOODS, INC.

for Shares of Common Stock of The Procter & Gamble Company

(Not to be used for signature guarantees)

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on                     , 2011, unless the offer is extended or earlier terminated. Such date or, if the offer is extended, the date to which the offer is extended is referred to in this document as the “Expiration Date.” Shares of common stock of The Procter & Gamble Company tendered pursuant to the exchange offer may be withdrawn at any time at or prior to the expiration of the exchange offer.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the exchange offer (as set forth in the Prospectus, dated                     , 2011 and the related letter of transmittal) in the following circumstances:

(1)	if certificates representing shares of The Procter & Gamble Company (“P&G”) common stock, without par value, are not immediately available;

(2)	if the procedures for book-entry transfer through The Depository Trust Company cannot be complied with on a timely basis; or

(3)	if time will not permit the shares or other required documents to be delivered to Wells Fargo Bank, N.A. (the “exchange agent”), on or before the Expiration Date.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the exchange agent as described in the Prospectus. Additional information can be found in the section entitled “The Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering” in the Prospectus. Only registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares of P&G common stock) may submit this Notice of Guaranteed Delivery.

The exchange agent for the exchange offer is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	(Until 5:00 P.M. CT on the
Shareowner Services	Shareowner Services	Expiration Date)
Voluntary Corporate Actions	Voluntary Corporate Actions	Wells Fargo Bank, N.A.
P.O. Box 64854	(866) 734-9952 (fax)	Shareowner Services
St. Paul, Minnesota 55164-0854		Voluntary Corporate Actions
161 North Concord Exchange
South St. Paul, Minnesota 55075

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By executing this Notice of Guaranteed Delivery, you are guaranteeing that (1)(a) certificates representing all physically tendered shares of P&G common stock listed on this notice or (b) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of P&G common stock in the exchange agent’s account at The Depository Trust Company, (2) a letter of transmittal for shares of P&G common stock, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer through the Depository Trust Company, an agent’s message (as defined in the Prospectus) and (3) any other required documents will in fact be delivered to the exchange agent no later than 5:00 P.M. New York City time, on the third New York Stock Exchange trading day after this Notice of Guaranteed Delivery is delivered to the exchange agent. Failure to complete the above actions by such time could result in financial loss to the Eligible Institution making this guarantee.

The guarantee included herein must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to The Procter & Gamble Company (“P&G”) the number of shares of P&G common stock set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by P&G to exchange all shares of common stock of The Wimble Company (the “Pringles Company”) owned by P&G and which will automatically convert into the right to receive shares of common stock of Diamond Foods, Inc. in the transactions described in the Prospectus.

Number of shares of P&G common stock to be tendered and share certificate number(s) (if available)

Check box if shares of P&G common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company:    ☐

Account Number:                                                                   (if known)

Dated:             , 2011

Printed Name(s) of Registered Holder(s):

Signature(s) of Registered Holder(s):

Mailing Address:

Daytime Telephone Number:

ODD-LOT SHARES

This section is to be completed only if shares of P&G common stock are being tendered by or on behalf of a person owning beneficially, and who continues to own beneficially, as of the Expiration Date, an aggregate of fewer than 100 shares of P&G common stock. If, upon the expiration of the exchange offer, P&G shareholders have validly tendered more shares of P&G common stock than P&G is able to accept for exchange (taking into account the exchange ratio and the total number of shares of Pringles Company common stock owned by P&G), P&G will have to limit the number of shares of P&G common stock that it accepts for exchange in the exchange offer through a proration process. Proration for each tendering P&G shareholder will be based on (1) the proportion that the total number of shares of P&G common stock to be accepted for exchange bears to the total number of shares of P&G common stock validly tendered and not properly withdrawn and (2) the number of shares of P&G common stock validly tendered and not properly withdrawn by that shareholder (rounded to the nearest whole number of shares of P&G common stock and subject to any adjustment necessary to ensure the exchange of all shares of Pringles Company common stock owned by P&G), except for tenders of odd-lots. Beneficial holders (other than plan participants in a P&G benefit plan) of less than 100 shares of P&G common stock who validly tender all of their shares will not be subject to proration if the exchange offer is oversubscribed. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares of P&G common stock, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the beneficial owner of an aggregate of fewer than 100 shares of P&G common stock and is tendering all of those shares.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees to deliver to Wells Fargo Bank, N.A. (the “exchange agent”), either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an “agent’s message” (as defined in the Letter of Transmittal) in the case of a book-entry delivery, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:________________________________
(Authorized Signature)

Address:	Title:

Name:
(ZIP Code)		(Please Type or Print)

Area Code and Telephone Number:	Dated:	, 2011

Note: Do not send certificates for shares with this notice. Certificates for shares should be sent to the exchange agent with your properly completed and duly executed Letter of Transmittal.

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